EXHIBIT 10(pp)
DARDEN RESTAURANTS, INC.
2002 STOCK INCENTIVE PLAN

FY ______ NON-QUALIFIED STOCK OPTION AGREEMENT FOR NON-EMPLOYEE DIRECTORS (ANNUAL EQUITY GRANT)
This Non-Qualified Stock Option Agreement (the “Agreement”) is between Darden Restaurants, Inc., a Florida corporation (the “Company” or “Corporation”), and you, a person notified by the Company and identified in the Company’s records, as the recipient of a Non-Qualified Stock Option Grant during the Company’s fiscal year _____. This Agreement is effective as of the date of grant communicated to you and set forth in the Company’s records (the “Grant Date”).
The Company desires to provide you with an opportunity to purchase shares of the Company’s Common Stock, no par value (the “Common Stock”), as provided in this Agreement in order to carry out the purpose of the Company’s 2002 Stock Incentive Plan (the “Plan”).
Accordingly, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and you hereby agree as follows:
1.Grant of Option.
The Company hereby grants to you, effective as of the Grant Date, the right and option (the “Option”) to purchase all or any part of the aggregate number of shares of Common Stock communicated to you and set forth in the Company’s records, on the terms and conditions contained in such communication, this Agreement and the Plan. The Option is not intended to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).
2.    Exercise Price.
The per share purchase price of the shares subject to the Option shall be the purchase price per share communicated to you and set forth in the Company’s records.
3.    Term of Option and Exercisability. The term of the Option shall be for a period of ten years from the Grant Date, terminating at the close of business on the expiration date communicated to you and set forth in the Company’s records (the “Expiration Date”) or such shorter period as is prescribed in Section 4 of this Agreement. The Option shall become exercisable, or vest, on the date or dates communicated to you and set forth in the Company’s records, subject to the provisions of Section 4 of this Agreement. To the extent the Option is exercisable, you may exercise it in whole or in part, at any time, or from time to time, prior to the termination of the Option.
4.    Effect of End of Board Service.
(a)    If your service on the Board terminates other than by reason of your death or Disability (as defined below), any portion of the Option that was not vested on your last day of Board service shall be forfeited and any portion of the Option that was vested on your last day of Board service may be exercised until the earlier of (x) the Expiration Date and (y) the date that is one year after your last day of Board service.
(b)    If you die while serving on the Board, the Option shall become immediately exercisable in full as of the date of your death and may be exercised until the earlier of (x) the Expiration Date and (y) the date that is one year after the date of your death. The Option may be exercised by your personal representative or the administrators of your estate or by any Person or Persons to whom the Option has been transferred by will or the applicable laws of descent and distribution.
(c)    If you become Disabled (as defined below) while serving on the Board, the Option shall become immediately exercisable in full as of the Disability Date (as defined below) and may be exercised until the earlier of (x) the Expiration Date and (y) the date that is one year after the date on which the Committee administering the Plan makes the determination that you are Disabled (the “Disability Date”). The Option may be exercised by your personal representative. For purposes of this Agreement, “Disabled” or “Disability” means you have a disability due to illness or injury which is expected to be permanent in nature and which prevents you from performing the material duties required by your regular occupation, all as determined by the Committee administering the Plan.
5.    Method of Exercising Option.
(a)    Subject to the terms and conditions of this Agreement, you may exercise your Option by following the procedures established by the Company from time to time. In addition, you may exercise your Option by written notice to the Company as provided in Section 8 of this Agreement that states (i) your election to exercise the Option, (ii) the Grant Date of the Option, (iii) the purchase price of the shares, (iv) the number of shares as to which the Option is being exercised, (v) the manner of payment and (vi) the manner of payment for any income tax withholding amount. The notice shall be signed by you or the Person or Persons exercising the Option. The notice shall be accompanied by payment in full of the exercise price for all shares designated in the notice. To the extent that the Option is exercised after your death or the Disability Date, the notice of exercise shall also be accompanied by appropriate proof of the right of such Person or Persons to exercise the Option.
(b)    Payment of the exercise price shall be made to the Company through one or a combination of the following methods:
(i)    cash, in United States currency (including check, draft, money order or wire transfer made payable to the Company); or
(ii)    delivery (either actual delivery or by attestation) of shares of Common Stock acquired by you more than six months prior to the date of exercise having a Fair Market Value on the date of exercise equal to the Option exercise price. You shall represent and warrant in writing that you are the owner of the shares so delivered, free and clear of all liens, encumbrances, security interests and restrictions, and you shall duly endorse in blank all certificates delivered to the Company.
6.    Taxes.
(a)    You acknowledge that you will consult with your personal tax adviser regarding the income tax consequences of exercising the Option or any other matters related to this Agreement. If you are employed by the Company or an Affiliate of the Company, in order to comply with all applicable federal, state, local or foreign income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state, local or foreign payroll, withholding, income or other taxes, which are your sole and absolute responsibility, are withheld or collected from you.
(b)    In accordance with the terms of the Plan, and such rules as may be adopted by the Committee administering the Plan, you may elect to satisfy any applicable tax withholding obligations arising from the exercise of the Option by (i) delivering cash (including check, draft, money order or wire transfer made payable to the order of the Company), (ii) having the Company withhold a portion of the shares of Common Stock otherwise to be delivered upon exercise of the Option having a Fair Market Value equal to the amount of such taxes or (iii) delivering to the Company shares of Common Stock having a Fair Market Value equal to the amount of such taxes. The Company will not deliver any fractional share of Common Stock but will pay, in lieu thereof, the Fair Market Value of such fractional share. Your election must be made on or before the date that the amount of tax to be withheld is determined.
7.    Adjustments.
In the event that the Committee administering the Plan shall determine that any dividend or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities of the Company, issuance of warrants or other rights to purchase shares or other securities of the Company or other similar corporate transaction or event affects the shares covered by the Option such that an adjustment is determined by the Committee administering the Plan to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Agreement, then the Committee administering the Plan shall, in such manner as it may deem equitable, in its sole discretion, adjust any or all of the number and type of the shares covered by the Option and the exercise price of the Option.
8.    General Provisions.
(a)    Interpretations. This Agreement is subject in all respects to the terms of the Plan. A copy of the Plan is available upon your request. Terms used herein which are defined in the Plan shall have the respective meanings given to such terms in the Plan, unless otherwise defined herein. In the event that any provision of this Agreement is inconsistent with the terms of the Plan, the terms of the Plan shall govern. Any question of administration or interpretation arising under this Agreement shall be determined by the Committee administering the Plan, and such determination shall be final, conclusive and binding upon all parties in interest.
(b)    No Rights as a Shareholder. Neither you nor your legal representatives shall have any of the rights and privileges of a shareholder of the Company with respect to the shares of Common Stock subject to the Option unless and until such shares are issued upon exercise of the Option.
(c)    No Right to Board Service. Nothing in this Agreement or the Plan shall be construed as giving you the right to continue to serve on the Board.
(d)    Option Not Transferable. Except as otherwise provided by the Plan or by the Committee administering the Plan, the Option shall not be transferable other than by will or by the laws of descent and distribution and the Option shall be exercisable during your lifetime only by you or, if permissible under applicable law, by your guardian or legal representative. The Option may not be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance of the Option shall be void and unenforceable against the Company or any Affiliate of the Company.
(e)    Reservation of Shares. The Company shall at all times during the term of the Option reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement.
(f)    Securities Matters. The Company shall not be required to deliver any shares of Common Stock until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.
(g)    Headings. Headings are given to the sections and subsections of this Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision hereof.
(h)    Arbitration. Except for injunctive relief as set forth herein, the parties agree that any dispute between the parties regarding this Agreement shall be submitted to binding arbitration in Orlando, Florida.
(i)    Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Florida (without giving effect to the conflict of law principles thereof). Employee agrees that the state and federal courts of Florida shall have jurisdiction over any litigation between you and the Company regarding this Agreement, and you expressly submit to the exclusive jurisdiction and venue of the federal and state courts sitting in Orange County, Florida.
(j)    Notices. You should send all written notices regarding this Agreement or the Plan to the Company at the following address:
Darden Restaurants, Inc.
Supervisor, Stock Compensation Plans
1000 Darden Center Drive
Orlando, FL 32837

(k)    Award Agreement and Related Documents. This Non-Qualified Stock Option Agreement shall have no force or effect unless you have been notified by the Company, and identified in the Company’s records, as the recipient of a Non-Qualified Stock Option grant. YOU MUST REVIEW AND ACKNOWLEDGE ACCEPTANCE OF THE TERMS OF THIS AGREEMENT BY EXECUTING THIS AGREEMENT ELECTRONICALLY VIA YOUR ESTABLISHED ACCOUNT ON THE MORGAN STANLEY SMITH BARNEY WEBSITE. FAILURE TO ACCEPT THE REFERENCED TERMS AND TO EXCUTE THIS AGREEMENT ELECTRONICALLY WILL PRECLUDE YOU FROM RECEIVING YOUR STOCK OPTION GRANT. In connection with your Non-Qualified Stock Option grant and this Award Agreement, the following additional documents were made available to you electronically, and paper copies are available on request directed to the Company’s Compensation Department: (i) the Plan; and (ii) a Prospectus relating to the Plan.